(d)(15)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA PARTNERS, INC.

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T
VY® Fidelity® VIP Contrafund® Portfolio Initial Term Expires May 1, 2016	0.55%	N/A	0.30%	N/A	N/A

VY® Fidelity® VIP Equity-Income Portfolio Initial Term Expires May 1, 2016	0.55%	N/A	0.30%	N/A	N/A

VY® Fidelity® VIP Mid Cap Portfolio Initial Term Expires May 1, 2016	0.55%	N/A	0.30%	0.45%	N/A

Voya Index Solution 2015 Portfolio(3),(4)	1.02%	0.52%	0.77%	0.92%	1.22%

Voya Index Solution 2020 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

Voya Index Solution 2025 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T
Voya Index Solution 2030 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

Voya Index Solution 2035 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

Voya Index Solution 2040 Portfolio(3),(4)	1.00%	0.50%	0.75%	0.90%	1.20%

Voya Index Solution 2045 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

Voya Index Solution 2050 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

Voya Index Solution 2055 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

Voya Index Solution 2060 Portfolio(3) Initial Term Expires May 1, 2017	1.01%	0.51%	0.76%	0.91%	N/A

Voya Index Solution Income Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

Voya Solution 2015 Portfolio(3),(4)	1.23%	0.73%	0.98%	1.13%	1.43%

Voya Solution 2020 Portfolio(3),(4)	1.26%	0.76%	1.01%	1.16%	1.46%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)        The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T
Voya Solution 2025 Portfolio(3),(4)	1.30%	0.80%	1.05%	1.20%	1.50%

Voya Solution 2030 Portfolio(3),(4)	1.33%	0.83%	1.08%	1.23%	1.53%

Voya Solution 2035 Portfolio(3),(4)	1.37%	0.87%	1.12%	1.27%	1.57%

Voya Solution 2040 Portfolio(3),(4)	1.38%	0.88%	1.13%	1.28%	1.58%

Voya Solution 2045 Portfolio(3),(4)	1.39%	0.89%	1.14%	1.29%	1.59%

Voya Solution 2050 Portfolio(3),(4)	1.39%	0.89%	1.14%	1.29%	1.59%

Voya Solution 2055 Portfolio(3),(4)	1.39%	0.89%	1.14%	1.29%	1.59%

Voya Solution 2060 Portfolio(3) Initial Term Expires May 1, 2017	1.39%	0.89%	1.14%	1.29%	1.59%

Voya Solution Aggressive Portfolio(3) Initial Term Expires May 1, 2016	1.39%	0.89%	1.14%	1.29%	N/A

Voya Solution Balanced Portfolio(3),(4)	1.30%	0.80%	1.05%	1.20%	N/A

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T
Voya Solution Conservative Portfolio(3),(4)	1.16%	0.66%	0.91%	1.06%	N/A

Voya Solution Income Portfolio(3)	1.18%	0.68%	0.93%	1.08%	1.38%

Voya Solution Moderately Aggressive Portfolio(3),(4)	1.38%	0.88%	1.13%	1.28%	N/A

Voya Solution Moderately Conservative Portfolio(3),(4)	1.24%	0.74%	0.99%	1.14%	N/A

HE

Effective Date: February 9, 2015

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.